UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 5, 2026

OPTION CARE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Lakeside Dr. Suite 300N, Bannockburn, IL 60015
(Address of principal executive offices) (Zip Code)

(312) 940-2443

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	OPCH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On October 5, 2026, Option Care Health, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Onyx Bidco LLC, a Delaware limited liability company (“Parent”), and Onyx Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which the Company is to be acquired by an investor group comprised of affiliates of Clayton, Dubilier & Rice, LLC (“CD&R”) and McKesson Corporation (“McKesson” and such group collectively, the “Investor Group”).

Merger

Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company continuing as the surviving corporation of the Merger and as a wholly owned subsidiary of Parent.

Board Recommendation

The board of directors of the Company (the “Company Board”) has unanimously (i) determined that it is fair to, and in the best interests of, the Company and the holders of shares of Company Common Stock (as defined below) (the “Company Stockholders”) and declared it advisable to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein; (iii) resolved to recommend that the Company Stockholders adopt the Merger Agreement in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and (iv) directed that the adoption of the Merger Agreement be submitted for consideration by the Company Stockholders at a meeting thereof (the “Company Stockholder Meeting”).

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) that is issued and outstanding as of immediately prior to the Effective Time (other than (A) shares held by the Company or any of its subsidiaries as treasury stock or owned by Parent or any of its subsidiaries (including Merger Sub) (the “Owned Company Shares”) and (B) shares held by holders who have not voted in favor of the adoption of the Merger Agreement or consented thereto in writing and who have properly exercised appraisal rights under Section 262 of the DGCL (the “Dissenting Company Shares”)) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $32.05 without interest thereon (the “Per Share Price”), and (ii) each Owned Company Share will be automatically cancelled and extinguished without any conversion thereof or consideration paid therefor. Dissenting Company Shares will be entitled to payment of the fair value of such shares in accordance with Section 262 of the DGCL unless the applicable holder fails to perfect, withdraws, waives or otherwise loses those rights.

Treatment of Company Equity Awards

Company Options

At the Effective Time, each option to purchase shares of Company Common Stock (each, a “Company Option”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be automatically cancelled and converted into the right to receive an amount in cash equal to the excess, if any, of the Per Share Price over the applicable exercise price, multiplied by the number of shares subject to such Company Option, without interest and subject to applicable deductions and withholdings. Each Company Option outstanding as of immediately prior to the Effective Time with an exercise price equal to or greater than the Per Share Price will be cancelled without consideration.

Company RSUs

Vested Company RSUs

At the Effective Time, each restricted stock unit of the Company (each, a “Company RSU”) that is vested in accordance with its terms (after giving effect to the Transactions) as of the Effective Time and outstanding as of immediately prior to the Effective Time (each, a “Vested Company RSU”) will be automatically cancelled and converted into the right to receive cash in an amount equal to the Per Share Price multiplied by the number of underlying shares plus all accrued or credited dividend equivalents with respect to each Vested Company RSU, without interest and subject to applicable deductions and withholdings.

Unvested Company RSUs

At the Effective Time, each Company RSU that is not a Vested Company RSU (each, an “Unvested Company RSU”) will be automatically cancelled and converted into a contingent right to receive a cash award equal to the Per Share Price multiplied by the number of underlying shares, plus all accrued or credited dividend equivalents with respect to each Unvested Company RSU, without interest, subject to the same terms and conditions (excluding dividend equivalent rights), including vesting terms and any accelerated vesting upon a qualifying termination, as applied to the corresponding Unvested Company RSU immediately prior to the Effective Time.

Company PSUs

At the Effective Time, each performance stock unit of the Company (each, a “Company PSU”), other than a Company PSU granted during the period from the execution and delivery of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the Effective Time, outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically be deemed vested with respect to the number of shares determined based on actual performance for performance periods concluded prior to the Effective Time and assuming target performance for performance periods not concluded prior to the Effective Time, and cancelled and converted into the right to receive cash in an amount equal to the Per Share Price multiplied by such number of shares, plus all accrued or credited dividend equivalents with respect to each Company PSU, without interest and subject to applicable deductions and withholdings.

Treatment of 2017 Warrants

At the Effective Time, each outstanding 2017 Warrant (as defined in the Merger Agreement) will automatically, in accordance with the terms of the applicable warrant agreement, become exercisable by the holder thereof solely for the right to receive the Per Share Price that such holder would have been entitled to receive had such holder held, immediately prior to the Effective Time, the shares of Company Common Stock issuable upon exercise in full of such 2017 Warrant. At and following the Effective Time, the successor of the Company (if any) will assume in writing the obligation to deliver to each holder of a 2017 Warrant, in exchange for such warrant, a security of such successor evidenced by a written instrument substantially similar in form and substance to the 2017 Warrant. Any 2017 Warrant exercised prior to the Effective Time will be treated as an outstanding share of Company Common Stock. Prior to the Closing, the Company has agreed to use commercially reasonable efforts to enter into an agreement with each holder of the 2017 Warrants pursuant to which such holder will agree to (i) exercise its 2017 Warrant at or prior to the Closing and (ii) instruct the Company to withhold from the consideration payable an amount equal to the applicable exercise price.

Representations and Warranties and Covenants

The Company, Parent and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement. Among other things, the Company has agreed, subject to certain exceptions, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement pursuant to Article VIII of the Merger Agreement and the Effective Time, to (i) use commercially reasonable efforts to conduct its business in all material respects in the ordinary course and preserve intact in all material respects its business and operations and current relationships and goodwill with governmental authorities, customers, suppliers, distributors, employees, payors and other significant commercial third parties; (ii) not take certain actions without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed); and (iii) not solicit or engage in discussions or negotiations with respect to any alternative acquisition proposal, subject to certain exceptions described below.

Closing Conditions

The closing of the Merger (the “Closing”) is subject to the satisfaction or waiver of certain conditions, including (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock entitled to vote at the Company Stockholder Meeting (the “Requisite Stockholder Approval”); (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iii) the expiration or termination of applicable waiting periods under specified healthcare regulatory filings and the receipt and continued effectiveness of consents, authorizations and approvals, including certain state healthcare regulatory approvals; and (iv) the absence of any law, injunction or order prohibiting, enjoining or otherwise making illegal the consummation of the Merger. Additional conditions include the accuracy of specified representations and warranties (subject to specified materiality standards), performance of covenants in all material respects, receipt of officer certificates and, in the case of Parent’s and Merger Sub’s obligations, the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement. The Closing is not conditioned on Parent’s receipt of financing. Parent, Merger Sub and the Company have agreed to use reasonable best efforts to obtain required governmental and regulatory approvals, including under the HSR Act, and Parent has agreed to use best efforts to obtain the consents, waivers, approvals, orders and authorizations required in connection with the specified healthcare filings, subject to the terms and limitations set forth in the Merger Agreement.

No Solicitation

From the date of the Merger Agreement, the Company is generally prohibited from, among other things, soliciting, initiating or knowingly encouraging Acquisition Proposals (as defined in the Merger Agreement), providing non-public information to, or engaging in discussions or negotiations with, third parties regarding Acquisition Proposals, and entering into any Alternative Acquisition Agreement (as defined in the Merger Agreement). However, prior to receipt of the Requisite Stockholder Approval, the Company may, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, engage in discussions or negotiations with, and provide non-public information to, any third party that has made a bona fide Acquisition Proposal that did not result from a breach (other than a breach in a de minimis respect) of the no-solicitation provisions and that the Company Board determines in good faith constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) if the Company Board determines in good faith that the failure to engage in discussions or negotiations with, and provide non-public information to, such third party would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law. Prior to receipt of the Requisite Stockholder Approval, the Company Board may, subject to complying with specified notice and match-right requirements and the other requirements set forth in the Merger Agreement, (i) change its recommendation (a “Company Board Recommendation Change”) in response to a Superior Proposal or an Intervening Event (as defined in the Merger Agreement) or (ii) terminate the Merger Agreement to enter into an Alternative Acquisition Agreement providing for a Superior Proposal, subject to payment of the Company Termination Fee (as defined below).

Termination Rights

The Merger Agreement contains customary termination rights, including (i) by mutual written agreement of Parent and the Company, (ii) by either Parent or the Company if a final and non-appealable injunction or other judgment or order permanently prohibits the consummation of the Merger, or if a statute, law or regulation is enacted, entered or enforced that permanently prohibits the consummation of the Merger, unless primarily due to such party’s failure to comply with its obligations under the Merger Agreement, (iii) by either Parent or the Company if the Effective Time has not occurred by 11:59 p.m., New York City time, on October 5, 2027 (the “Termination Date”), (iv) by either Parent or the Company if the Requisite Stockholder Approval is not obtained at the Company Stockholder Meeting, (v) by Parent for certain uncured breaches by the Company, (vi) by Parent, prior to receipt of the Requisite Stockholder Approval, if the Company Board has effected a Company Board Recommendation Change, (vii) by the Company for certain uncured breaches by Parent or Merger Sub, (viii) by the Company, prior to receipt of the Requisite Stockholder Approval, to enter into an Alternative Acquisition Agreement providing for a Superior Proposal, subject to payment of the Company Termination Fee, and (ix) by the Company if all closing conditions are satisfied or waived, the Company has confirmed it is ready, willing and able to consummate the Closing and Parent fails to consummate the Closing within two (2) business days after the date required under the Merger Agreement.

Termination Fees

The Company will be required to pay Parent a termination fee of $145,963,976 (the “Company Termination Fee”) if the Merger Agreement is terminated (i) by Parent following a Company Board Recommendation Change or (ii) by the Company to enter into an Alternative Acquisition Agreement providing for a Superior Proposal. The Company Termination Fee will also be payable if (A) the Merger Agreement is terminated (1) at the Termination Date without the Requisite Stockholder Approval having been obtained (if all other applicable closing conditions have been satisfied or waived, other than conditions that by their nature are to be satisfied at the Closing and any condition the failure of which to be satisfied was primarily due to the failure of the Company to perform any of its obligations under the Merger Agreement, and the Company was not then entitled to terminate for Parent’s or Merger Sub’s breach), (2) due to failure to obtain the Requisite Stockholder Approval or (3) by Parent due to certain uncured Company breaches, (B) prior to such termination an Acquisition Proposal has been publicly announced or disclosed and not withdrawn or abandoned at least two (2) business days prior to the Company Stockholder Meeting or the date of termination, as applicable, and (C) within twelve (12) months following such termination, the Company consummates, or enters into a definitive agreement providing for, an Acquisition Transaction (as defined in the Merger Agreement, except that references to 20% therein are deemed to be references to 50%). The Company Termination Fee is payable substantially concurrently with, or within three (3) business days after, the applicable termination or event, as specified in the Merger Agreement.

Parent will be required to pay the Company a termination fee of $291,927,951 (the “Parent Termination Fee”) if the Merger Agreement is terminated (i) by the Company due to certain uncured breaches by Parent or Merger Sub or Parent’s failure to consummate the Closing when required, or (ii) by the Company or Parent at the Termination Date at a time when the Company would have been entitled to terminate for such breach or failure. The Parent Termination Fee is payable within three (3) business days after termination. Payment of the Parent Termination Fee, together with certain reimbursement obligations and enforcement expenses of Parent, is guaranteed by the Guarantors (as defined below), severally and not jointly, pursuant to the Guarantees (as defined below), subject to the caps set forth therein. The Company’s rights to receive the Parent Termination Fee, enforce the Guarantees and seek specific performance and other equitable relief, together with certain reimbursement and enforcement amounts, are subject to the limitations and exclusive-remedy provisions of the Merger Agreement. No party may obtain both specific performance resulting in the Closing and the applicable termination fee. Enforcement expenses payable by the Company, on the one hand, and enforcement expenses and reimbursement obligations payable by Parent, on the other hand, are each capped at $7.5 million in the aggregate.

Financing Commitments

Parent has delivered to the Company executed equity commitment letters (the “Equity Commitment Letters”) from Clayton, Dubilier & Rice Fund XII, L.P. and McKesson (collectively, the “Guarantors”), pursuant to which the Guarantors have committed, subject to the terms and conditions set forth therein, to invest in Parent, directly or indirectly, an aggregate amount of $2,873,295,853 to fund a portion of the Transactions. The Equity Commitment Letters provide that the Company is an express third-party beneficiary thereof.

Merger Sub has also obtained a debt commitment letter pursuant to which the applicable lenders party thereto have committed, subject to the terms and conditions set forth therein, to (i) lend up to $3.15 billion to fund a portion of the transactions contemplated by the Merger Agreement (including the repayment, prepayment or discharge of the outstanding Company Indebtedness (as defined in the Merger Agreement)) and (ii) provide up to $500.0 million of revolving credit commitments, a portion of which may be used to fund a portion of the transactions contemplated by the Merger Agreement. The Company is required to use reasonable best efforts to provide customary cooperation in connection with the debt financing at Parent’s sole expense.

The funding of such debt and equity commitments is subject to the satisfaction of customary closing conditions.

Concurrently with the execution and delivery of the Merger Agreement, Parent and Merger Sub delivered guarantees from the Guarantors in favor of the Company (the “Guarantees”), pursuant to which, subject to the terms and conditions contained therein, the Guarantors are guaranteeing certain obligations of Parent and Merger Sub under the Merger Agreement. If the financing is not obtained, Parent and Merger Sub remain obligated, subject to the satisfaction or waiver of the conditions to Closing, to consummate the Transactions.

Description of Merger Agreement Not Complete

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement and the above description have been included to provide information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company, Parent or Merger Sub. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. Further, investors should not read the Merger Agreement in isolation, but rather in conjunction with the other information that the Company includes in reports, statements and other filings it makes with the U.S. Securities and Exchange Commission (the “SEC”).

Item 7.01.	Regulation FD Disclosure.

On October 6, 2026, the Company, CD&R and McKesson issued a joint press release announcing the entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 5, 2026, by and among Option Care Health, Inc., Onyx Bidco LLC and Onyx Merger Sub, Inc.*

99.1	Joint Press Release, dated as of October 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) and Item 601(b)(2)(ii) of Regulation S-K. The Company agrees to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

Additional Information and Where to Find It

In connection with the proposed acquisition and related transactions (collectively, the “proposed transaction”) involving the Company and the Investor Group, the Company will file a preliminary proxy statement with the SEC. The Company plans to mail a definitive proxy statement (the “Proxy Statement”) to the Company’s stockholders.

THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders will be able to obtain a free copy of the Proxy Statement (when available) as well as other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at www.optioncarehealth.com or by contacting the Company’s investor relations department at investor.relations@optioncare.com.

Certain Information Regarding Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on April 8, 2026 (the “Annual Meeting Proxy Statement”). To the extent the holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Forms 3, 4 and 5 filed with the SEC.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, in the proposed transaction will be contained in the Proxy Statement that the Company expects to file and in other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. You may obtain these documents (when they become available) as described above.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include statements regarding the proposed transaction, stockholder approval and the timeline for completing the proposed transaction.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s beliefs, expectations and assumptions at the time that these statements were prepared. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements as a result of various factors. These factors include, but are not limited to: (1) the termination of or occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including circumstances requiring the Company to pay a termination fee pursuant to the merger agreement, or the inability to complete the proposed transaction on the anticipated terms and timetable, (2) the inability to complete the proposed transaction due to the failure to obtain approval of the stockholders of the Company or to satisfy any other condition to closing in a timely manner or at all, or the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, (3) costs related to the proposed transaction, including from potential litigation relating to the proposed transaction, (4) the risk that restrictions on the operation of the Company’s business during the pendency of the proposed transaction may impact the Company’s ability to pursue certain business opportunities or strategic transactions or undertake certain actions the Company might otherwise have taken, (5) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, credit ratings or operating results, (6) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel, retain customers and maintain relationships with business partners, suppliers and customers and (7) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. Additional information concerning risks, uncertainties and assumptions can be found in the Company’s filings with the SEC, including the risk factors discussed in the Company’s most recent Annual Report on Form 10-K, as updated by the Company’s Quarterly Reports on Form 10-Q and future filings with the SEC.

Any forward-looking statement made in this Current Report on Form 8-K is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. You are cautioned not to rely on the Company’s forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Option Care Health, Inc.

Dated: October 6, 2026	By:	/s/ Meenal Sethna
		Name:	Meenal Sethna
		Title:	Chief Financial Officer